Exhibit 107

Calculation of Filing Fee Table

FORM S-8

(Form Type)

Helius Medical Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid
	Equity	Class A Common Stock, par value $0.001 per share, to be issued under the Helius Medical Technologies, Inc. 2022 Equity Incentive Plan	Other	115,800(2)	$8.98(3)	$1,039,884.00(3)	0.0001531	$159.20
	Equity	Class A Common Stock, par value $0.001 per share, to be issued under the Helius Medical Technologies, Inc. 2022 Equity Incentive Plan	Other	124,200(4)	$9.76(5)	$1,212,192.00(3)	0.0001531	$185.59
Total Offering Amounts						$2,252,076.00		$344.79
Total Fees Previously Paid								$--
Total Fee Offsets								$--
Net Fee Due								$344.79

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, reclassification, recapitalization, spin-off or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s common stock, as applicable.

(2)	Consists of shares reserved for future issuance under the 2022 Equity Incentive Plan (“2022 Plan”).

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Capital Market on July 8, 2025.

(4)	Consists of shares issuable upon exercise of stock options that have been granted under the 2022 Plan.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to paragraph (h) of Rule 457 under the Securities Act. The proposed maximum offering price per share is based upon the exercise price for the shares of Class A common stock underlying outstanding stock options pursuant to Rule 457(h) under the Securities Act.